Exhibit (h).4.g

SEVENTH AMENDMENT

to

SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

THIS AMENDMENT made effective as of the 18th day of December, 2013, amends that certain sub-administration and accounting services agreement, dated as of January 1, 2010, as amended, among the Funds listed on Exhibit A and the Portfolios listed on Exhibit B, Virtus Fund Services, LLC (successor in interest to VP Distributors, LLC (formerly VP Distributors, Inc.)) and BNY Mellon Investment Servicing (US) Inc. (formerly known as PNC Global Investment Servicing (U.S.) Inc.) (the “Sub-Administration Agreement”) as herein below provided.

W I T N E S S E T H :

WHEREAS, Pursuant to Section 17, Amendments, of the Sub-Administration Agreement, the Funds and the Portfolios wish to amend Exhibit B of the Sub-Administration Agreement to add the Virtus Emerging Markets Small-Cap Fund and to otherwise update the Exhibit.

NOW, THEREFORE, in consideration of the foregoing premise, the parties to the Sub-Administration Agreement hereby agree that the Sub-Administration Agreement is amended as follows:

1.	Exhibit B to the Sub-Administration Agreement is hereby replaced with Exhibit B attached hereto and made a part hereof.

2.	Except as herein provided, the Sub-Administration Agreement shall be and remain unmodified and in full force and effect. All initial capitalized terms used herein shall have the meanings ascribed thereto in the Sub-Administration Agreement.

3.	This Amendment may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers.

VIRTUS MUTUAL FUNDS
VIRTUS EQUITY TRUST
VIRTUS INSIGHT TRUST
VIRTUS OPPORTUNITIES TRUST

By: /s/ W. Patrick Bradley
Name: W. Patrick Bradley
Title: Senior Vice President, Chief Financial Officer and Treasurer

VIRTUS FUND SERVICES, LLC

By: /s/ David G. Hanley
Name: David G. Hanley
Title: Vice President & Assistant Treasurer

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name:
Title:

EXHIBIT B

THIS EXHIBIT B, dated as of December 18, 2013, is Exhibit B to that certain Sub-Administration and Accounting Services Agreement dated as of January 1, 2010 by and among BNY Mellon Investment Servicing (US) Inc. (formerly known as PNC Global Investment Servicing (U.S.) Inc.), VP Distributors, LLC (formerly VP Distributors, Inc.) and the investment companies known as the Virtus Mutual Funds.

PORTFOLIOS

Virtus Equity Trust
Virtus Balanced Fund
Virtus Growth & Income Fund
Virtus Mid-Cap Core Fund
Virtus Mid-Cap Growth Fund
Virtus Mid-Cap Value Fund
Virtus Quality Large-Cap Value Fund
Virtus Quality Small-Cap Fund
Virtus Small-Cap Core Fund
Virtus Small-Cap Sustainable Growth Fund
Virtus Strategic Growth Fund
Virtus Tactical Allocation Fund

Virtus Insight Trust

Virtus Emerging Markets Opportunities Fund

Virtus Insight Government Money Market Fund
Virtus Insight Money Market Fund
Virtus Insight Tax-Exempt Money Market Fund
Virtus Low Duration Income Fund
Virtus Tax-Exempt Bond Fund

Virtus Opportunities Trust
Virtus Allocator Premium AlphaSector Fund
Virtus AlphaSector Rotation Fund
Virtus Alternatives Diversifier Fund
Virtus Bond Fund
Virtus CA Tax-Exempt Bond Fund
Virtus Disciplined Equity Style Fund
Virtus Disciplined Select Bond Fund
Virtus Disciplined Select Country Fund
Virtus Dynamic AlphaSector Fund
Virtus Emerging Markets Debt Fund
Virtus Emerging Markets Equity Income Fund
Virtus Emerging Markets Small-Cap Fund
Virtus Foreign Opportunities Fund
Virtus Global Commodities Stock Fund
Virtus Global Dividend Fund
Virtus Global Opportunities Fund
Virtus Global Premium AlphaSector Fund
Virtus Global Real Estate Securities Fund
Virtus Greater Asia ex Japan Opportunities Fund
Virtus Greater European Opportunities Fund
Virtus Herzfeld Fund

Virtus High Yield Fund
Virtus International Equity Fund
Virtus International Real Estate Securities Fund
Virtus International Small-Cap Fund
Virtus Low Volatility Equity Fund
Virtus Multi-Sector Intermediate Bond Fund
Virtus Multi-Sector Short Term Bond Fund
Virtus Premium AlphaSector Fund
Virtus Real Estate Securities Fund
Virtus Senior Floating Rate Fund
Virtus Wealth Masters Fund

FUNDS OF FUNDS

Virtus Alternatives Diversifier Fund

Virtus AlphaSector® Rotation Fund

Virtus Disciplined Equity Style Fund

Virtus Disciplined Select Bond Fund

Virtus Disciplined Select Country Fund

Virtus Dynamic AlphaSector® Fund

Virtus Herzfeld Fund

Virtus Premium AlphaSector® Fund

Virtus Allocator Premium AlphaSector® Fund

Virtus Global Premium AlphaSector Fund®